                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Libbey Inc. listed below, of our reports dated March 16, 2005, with respect to the Consolidated Financial Statements and schedule of Libbey Inc. and Libbey Inc.'s management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting of Libbey Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Form S-3        No. 333-28735        Registration and Related Prospectus for 2,000,000
                                     shares of common stock

Form S-8        No. 33-64726         Libbey Inc. Retirement Savings Plan and the Libbey
                                     Inc. Supplemental Retirement Plan (formally known as
                                     Libbey Inc. Stock Purchase and Retirement Savings
                                     Plan and the Libbey
                                     Inc. Stock Purchase and Supplemental Retirement Plan,
                                     respectively)
                No. 33-80448         Libbey Inc. Stock Option Plan for Key Employees
                No. 33-98234         Libbey Inc. Amended and Restated Stock Option Plan
                                     for Key Employees
                No. 333-49082        The 1999 Equity Participation Plan of Libbey Inc.
                No. 333-88752        Libbey Inc. 2002 Employee Stock Purchase Plan
                No. 333-119413       Amended and Restated 1999 Equity Participation Plan
                                     of Libbey Inc.




                                                      /s/   ERNST & YOUNG LLP


Toledo, Ohio
March 16, 2005